SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2011

ZAGG Incorporated
(Exact name of registrant as specified in its charter)

Nevada	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3855 South 500 West, Suite J Salt Lake City, Utah
(Address of principal executive offices)

Registrant’s telephone number, including area code: (801) 263-0699
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Departure of Director

On March 14, 2011, Lorence A. Harmer resigned as a director of ZAGG Incorporated (the “Registrant”).  Prior to his resignation, Mr. Harmer had been serving as the Chairman of the Registrant’s Audit Committee; as a member of the Registrant’s Compensation and Stock Option Committee; and as a member of the Registrant’s Nominating and Corporate Governance Committee.

Appointment of New Director

On March 9, 2011, the Registrant appointed Cheryl Larabee as a member of the Registrant’s Board of Directors.  Ms. Larabee will serve on the Audit Committee of the Registrant’s Board of Directors.

Ms. Larabee is the Associate Vice President for University Advancement at Boise State University. She has campus-wide responsibility for development activities with a focus on the College of Business & Economics where she also serves as an adjunct faculty member.

Ms. Larabee had a 25-year corporate banking career focused on financial problem-solving with clients ranging from start-ups to the Fortune 500.  She is the former Senior Vice President and Western U.S. Regional Manager of the Corporate Banking Division at KeyBank.   Previously she managed middle market teams at U.S. Bank in Portland, Oregon, and served a national client base at Crocker Bank in San Francisco, California.

Ms. Larabee currently serves on the boards of Norco Inc., Jacksons Food Stores, Healthwise Inc., Syringa Bancorp, Bogus Basin Recreation Association and the Capital City Development Corporation.

Ms. Larabee graduated from Golden Gate University with an MBA in Management, and Moorhead State University with a BA in Psychology, and completed the Stanford Executive Program at the Stanford University Graduate School of Business. Ms. Larabee and her husband live in Boise, Idaho, and have two sons.

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance-Sheet Arrangement of a Registrant.

On March 8, 2011, the Registrant entered into (i) an Amended and Restated Loan Agreement dated March 7, 2011 (the “A&R Loan Agreement”) with U.S. Bank National Association (“U.S. Bank”), and (ii) a Security Agreement dated March 7, 2011, with U.S. Bank (the “Security Agreement”) and related agreements described in the Loan Agreement and Security Agreement.  The A&R Loan Agreement amends certain terms from a prior Loan Agreement between the Registrant and U.S. Bank dated May 13, 2010.

The Loan Agreement provides for revolving loans and other financial accommodations to or for the benefit of the Registrant of a principal amount not to exceed the lesser of (a) the “Borrowing Base” (defined below) or (b) Twenty Million Dollars ($20,000,000.00) and in accordance with the terms of the A&R Loan Agreement and other related documents (the “Loan Documents”).  The Borrowing Base is defined as the sum of (a) eight percent (80%) of Borrower’s eligible accounts receivable (with eligibility determined pursuant to the A&R Loan Agreement terms) plus (b) fifty percent (50%) of Borrower’s eligible inventory (with eligibility determined pursuant to the A&R Loan Agreement terms), although in no event may the eligible inventory portion exceed fifty percent (50%) of the total Borrowing Base. The proceeds under the A&R Loan Agreement may be used for working capital and other corporate purposes.  The Registrant’s obligation to repay the loan shall be further evidenced by one or more notes (each, a “Revolving Promissory Note”).

The Registrant’s obligations under the A&R Loan Agreement and all related agreements are secured by all or substantially all of the Registrant’s assets pursuant to a security agreement (the “Security Agreement”), discussed below.  Additionally, all current and future subsidiaries of the Registrant are required to guaranty the Registrant’s obligations under the A&R Loan Agreement.  The obligation of U.S. Bank to make advances under the Loan Agreement is subject to the conditions set forth in the A&R Loan Agreement.

The A&R Loan Agreement and the credit facility mature on March 15, 2012.

Advances under the A&R Loan Agreement bear interest at LIBOR plus 1.75%.  The default rate of interest is 3% per annum over the otherwise applicable interest rate.  In addition to the accrual of interest at the default rate, in the event a payment is more than fifteen days past due, the Registrant shall pay a late fee equal to five percent of the missed payment.  Monthly payments of accrued interest shall be due and payable on the fifth day of each month, commencing with April 5, 2011, and continuing on the fifth day of each month thereafter.  At maturity, the entire outstanding principal balance, all remaining accrued and unpaid interest and all other amounts outstanding are be due and payable in full to U.S. Bank.

The A&R Loan Agreement contains customary representations and warranties, certain affirmative and negative covenants as well as events that constitute events of default.  The occurrence of an event of default could result in the acceleration of the obligations under the A&R Loan Agreement. The A&R Loan Agreement requires the Registrant to maintain a fixed charge coverage ratio of no less than 1.25 to 1.00 measured quarterly on a trailing twelve month basis and a leverage ratio of no greater than 2.5 to 1.0 measured quarterly on a trailing twelve month basis.  The A&R Loan Agreement’s affirmative covenants require the Registrant to, among other things, deliver its financial statements, provide monthly reporting of accounts receivable and accounts payable, comply with applicable laws, and maintain its taxes and insurance.  The A&R Loan Agreement’s negative covenants limit or restrict the Registrant's ability to, among other things, refund indebtedness or fund a distribution to equity holders, grant liens, or consummate mergers or the sale of assets.  Certain of these covenants are subject to certain exceptions which are outlined in the A&R Loan Agreement.

Pursuant to the Security Agreement between the Registrant and U.S. Bank, the Registrant granted a security interest in the following properties: all goods, inventory, accounts, instruments, chattel paper, documents, contracts rights, letter of credit rights, deposit accounts, payment intangibles, and general intangibles, including all patents, patent applications, trademarks, and trademark applications.

In connection with the A&R Loan Agreement, the Registrant also entered into two additional agreements (the “Patent Security Agreement” and the “Trademark Security Agreement”) to grant additional security to U.S. Bank.  Pursuant to the Patent Security Agreement, the Registrant granted a security interest in the Registrant’s Patent Collateral, defined as (a) all of the Registrant’s patents; (b) all reissues, reexaminations, continuations, divisionals, renewals, and extensions of the Registrant’s patents; and (c) all income, royalties, and proceeds at any time due or payable with respect to the Registrant’s patents.  Pursuant to the Trademark Security Agreement, the Registrant granted a security interest in the Registrant’s Trademark Collateral, defined as (a) all of the Registrant’s Trademarks; (b) all renewals and extensions; (c) all goodwill associated with such trademarks; and (d) all income, royalties, and proceeds at any time due or payable with respect to the Registrant’s trademarks.

In connection with the A&R Loan Agreement, the Registrant’s subsidiary, ZAGG Europe, Ltd. (“ZAGG Europe”), entered into a Continuing and Unconditional Guaranty (the “Guaranty”) in favor of U.S. Bank.  Pursuant to the Guaranty, ZAGG Europe agreed to guarantee and promise to pay any and all of the Registrant’s obligations under the A&R Loan Agreement in the event that the Registrant does not pay any amount or perform its other obligations under the A&R Loan Agreement.

The disclosures relating to the A&R Loan Agreement, the Security Agreement and the related Revolving Promissory Note, Continuing and Unconditional Guaranty, Patent Security Agreement, and Trademark Security Agreement discussed above do not purport to be a complete description of any of the agreements discussed, and they are qualified in their entirety by reference to the agreements themselves, which are filed as exhibits to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 14, 2011, the Company issued a press release relating to the change in its Board of Directors. The press release is attached hereto as Exhibit 99.7 to this Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this section of this Report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01	Financial Statements and Exhibits

(d)Exhibits.

Exhibit No.                            Description

99.1	Amended and Restated Loan Agreement between ZAGG Incorporated and U.S. Bank National Association dated March 7, 2011
99.2	Form of Revolving Note under Amended and Restated Loan Agreement
99.3	Security Agreement between ZAGG Incorporated and U.S. Bank National Association dated March 7, 2011
99.4	Patent Security Agreement between ZAGG Incorporated and U.S. Bank National Association dated March 7, 2011
99.5	Trademark Security Agreement between ZAGG Incorporated and U.S. Bank National Association dated March 7, 2011
99.6	Continuing and Unconditional Guaranty of ZAGG Europe LTD
99.7	Press Release dated March 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Incorporated

/s/ BRANDON T. O’BRIEN
Brandon T. O’Brien
Chief Financial Officer
Date: March 14, 2011

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